Exhibit 99.1

China Redstone Group to Present at
the Rodman & Renshaw Annual Global Investment Conference
on September 13 at 4:30 pm ET

CHONGQING, China Sep. 7 - China Redstone Group, Inc. (OTC Bulletin Board: CGPI) ("China Redstone" or the "Company"), the largest private provider of cemetery products and services in Chongqing, China, today announced that it will present at the Rodman & Renshaw Annual Global Investment Conference, to be held September 12-15, 2010, at the New York Palace Hotel in New York City.

Michael Wang, Chief Financial Officer, will present on behalf of the Company on Monday, September 13, 2010, at 4:30 pm ET. The Company’s management will also participate in one-on-one meetings with analysts and investors. The presentation will be webcast live and a replay will be archived on the company's investor relations web site at www.chinaredstone.com.

About China Redstone Group

China Redstone Group is the largest developer and provider of cemetery products and services in Chongqing, China, the largest and most populated municipality of China's four provincial-level municipalities. Founded in 2002, the Company provides a complete range of funeral merchandise and services, including cemetery property, both at the time of need and on a preneed basis. Our cemeteries are highly regarded in the market class in terms of a number of factors such as tradition, reputation, physical size, capacity of business, available supply, name recognition, aesthetics and potential for development or expansion.

For more information, please contact:

Company Contact:
Michael Wang
Chief Financial Officer
China Redstone Group
Phone: +1- 888-600-7955
mwang.gp@gmail.com

Investor Relations:
Ted Haberfield
Executive Vice President
HC International, Inc.
Phone: +1-760-755-2716
Email:
thaberfield@hcinternational.net